Exhibit 99.1
Enovix Corporation Announces Share Repurchase Program

FREMONT, Calif., July 2, 2025 (GLOBE NEWSWIRE) -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), a global high-performance battery company, today announced that its Board of Directors has authorized a share repurchase program under which the company may repurchase up to $60 million of its outstanding common stock.
The repurchase program is designed to provide Enovix with greater flexibility in managing its capital structure, including the ability to respond to market volatility and return value to shareholders. The company may repurchase shares from time to time in open-market transactions, privately negotiated transactions, or by other means, in accordance with applicable securities laws and subject to market conditions and other factors.
“This repurchase program reflects our confidence in the company's long-term fundamentals and the strength of our 100% silicon-anode battery technology,” said Ryan Benton, Chief Financial Officer of Enovix. “It also underscores our commitment to delivering long-term shareholder value.”
The timing and amount of any repurchases will be determined at the company’s discretion and may be modified, suspended, or discontinued at any time. The repurchase program does not obligate Enovix to acquire any specific number of shares. The buyback authorization is effective beginning June 30, 2025, and any unused capacity will expire on December 31, 2026.
About Enovix Corporation
Enovix is a leader in advancing lithium-ion battery technology with its proprietary cell architecture designed to deliver higher energy density and improved safety. The Company’s breakthrough silicon-anode batteries are engineered to power a wide range of devices from wearable electronics and mobile communications to industrial and electric vehicle applications. Enovix’s technology enables longer battery life and faster charging, supporting the growing global demand for high-performance energy storage. Enovix holds a robust portfolio of issued and pending patents covering its core battery design, manufacturing process, and system integration innovations. For more information, visit https://www.enovix.com.
Forward‐Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this press release include, without limitation, references to long-term potential, the success of our silicon anode battery technology, manufacturing scale up timelines, and the ability to commercialize Enovix technology. Actual results and outcomes could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, those risks and uncertainties and other potential factors set forth in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and

Exhibit 99.1
Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. For a full discussion of these risks, please refer to Enovix’s filings with the SEC, including its most recent Form 10-K and Form 10-Q, available at https://ir.enovix.com and www.sec.gov. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investors
Robert Lahey
ir@enovix.com

Media Contact:
Bateman Agency for Enovix
Kaelyn Attridge
enovix@bateman.agency

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